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                                                                      Exhibit 99

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Interstate Hotels Corporation:

     We have audited the accompanying consolidated balance sheets of Interstate Hotels Corporation (together with its subsidiaries and predecessors, the "Company"), as described in Note 1 of the consolidated financial statements, as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, for the period from January 1, 1998 to June 1, 1998, for the period from June 2, 1998 to December 31, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1, the Company was not a separate legal entity prior to June 18, 1999. The accompanying consolidated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the consolidated financial statements of Interstate Hotels Company or its affiliates.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 1998, and the consolidated results of its operations, stockholders' equity and cash flows for the year ended December 31, 1999, for the period from January 1, 1998 to June 1, 1998, for the period from June 2, 1998 to December 31, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 5, the Company adopted the provisions of Emerging Issues Task Force Issue 97-14 effective September 30, 1998.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

600 Grant Street
Pittsburgh, Pennsylvania
February 16, 2000

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